AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1997.
                                                 REGISTRATION NO. 333-26009

     ========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                    AMENDMENT NO. 1
                                          TO

                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------
                                   PHOTRONICS, INC.
                (Exact name of registrant as specified in its charter)

                   Connecticut                            06-0854886
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification
                                                           Number)

                              --------------------------
                              1061 EAST INDIANTOWN ROAD
                               JUPITER, FLORIDA  33477
                                    (561) 745-1222
                           (Address, and telephone number,
                     of Registrant's principal executive offices)
                               -----------------------
                               JEFFREY P. MOONAN, ESQ.,
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              1061 EAST INDIANTOWN ROAD
                               JUPITER, FLORIDA  33477
                                    (561) 745-1222
                                 FAX: (561) 747-1432
          (Name, address, including zip code, and telephone number of agent for service)
                               -----------------------

                                      Copies to:

          STEVEN L. WASSERMAN, ESQ.                 KEITH F. HIGGINS, ESQ.
              REID & PRIEST LLP                          ROPES & GRAY
            40 WEST 57TH STREET                     ONE INTERNATIONAL PLACE
          NEW YORK, NEW YORK  10019               BOSTON, MASSACHUSETTS  02110
               (212) 603-2000                          (617) 951-7000
            FAX: (212) 603-2001                     FAX: (617) 951-7050

                                ----------------------

          Approximate date of commencement of proposed sale to the public:

    AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     ===========================================================================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The   expenses  in   connection   with   the  issuance   and
          distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be:

                    Securities and Exchange Commission
                       registration fee . . . . . . . . . . . .     $26,136
                    NASD filing fee . . . . . . . . . . . . . .       9,125
                    NASD listing fee  . . . . . . . . . . . . .      17,500
                    Rating agency fees  . . . . . . . . . . . .      88,750
                    Legal fees and expenses . . . . . . . . . .      85,000
                    Accounting fees and expenses  . . . . . . .      75,000
                    Blue Sky fees and expenses (including
                        fees of counsel) . . . . . . . . . . . .      5,000
                    Trustee's fees  . . . . . . . . . . . . . .      15,000
                    Printing and engraving fees . . . . . . . .      40,000
                    Miscellaneous . . . . . . . . . . . . . . .      13,489
                                                                   --------
                         Total  . . . . . . . . . . . . . .        $375,000
                                                                   ========


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Connecticut Stock Corporation Act (the "Act") provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under the Act, a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if a director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.

              Article Ninth of the Company's Certificate of Incorporation limits directors' monetary liability for actions or omissions made in good faith, which are later determined to be a breach of their duty as directors of the Company. Article Ninth does not eliminate or limit a director's liability for breaches of fiduciary duty for actions or omissions which (i) involved a knowing and culpable violation of law; (ii) enabled a director or an associate (as defined in the Act) to receive an improper personal economic gain; (iii) showed a lack of good faith and conscious disregard for his duty as a director under circumstances where the director was aware that his actions created an unjustifiable risk of serious injury to the Company;
          (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of his duty; or (v) involved the improper distribution of Company assets to its shareholders or an improper loan to an officer, director or 5% shareholder. Article Ninth also does not preclude suits for equitable relief, such as an injunction, nor would it shield directors from liability for violations of the federal securities laws. Moreover, Article Ninth does not limit the liability of directors for any act or omission that occurred prior to the date the Article became effective and does not limit the potential liability of officer-directors in their capacity as officers.

              The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors in connection with the performance of their duties.

              The Underwriting Agreement filed herewith as Exhibit 1.1 contains provisions by which the Underwriters agree to indemnify the Company, each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, each director of the Company, and each officer of the Company who signs this Registration Statement with respect to information furnished in writing by the Underwriters for use in the Registration Statement.


          ITEM 16.  EXHIBITS.


              1.1   -    Proposed form of Underwriting Agreement.(2)
              4.1   -    Form of Indenture.(2)
              4.2   -    Form of Convertible Subordinated Note.(2)
              4.3   -    Form of Stock Certificate.(1)
              5.1   -    Opinion of Reid & Priest LLP.
              12.1  -    Statement re Computation  of Ratio of  Earnings to
                         Fixed Charges.(2)
              23.1  -    Consent of Deloitte & Touche LLP.(2)
              23.2  -    Consent of  Reid & Priest  LLP (Included in
                         Exhibit 5.1).
              24.1  -    Power of Attorney.(2)
              25.1  -    T-1 Statement of Eligibility and Qualification under
                         the Trust Indenture Act of 1939 of The Chase
                         Manhattan Bank.(2)


          ------------------

          (1) Filed as an exhibit to the Company's Registration Statement on Form S-1, File Number 33-11694, which was declared effective by the Commission on March 10, 1987, and incorporated herein by reference.


          (2)  Previously filed.



          ITEM 17.  UNDERTAKINGS.

               (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (b) The undersigned Registrant hereby undertakes:

                   (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                   (2)  That for  the purpose of determining  any liability
               under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed
               to  be   a  new  registration statement relating  to  the
               securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on the 20th day of May 1997.



                                        PHOTRONICS, INC.


                                        By  /s/ Jeffrey P. Moonan
                                          --------------------------------
                                               Jeffrey P. Moonan
                                               Senior Vice President





               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE               TITLE                DATE
                 ---------               -----                ----


      /s/         *                    Chairman of the      May 20, 1997
      -----------------------------    Board of
          Constantine S. Macriostas    Directors,
                                       Chief Executive
                                       Officer and
                                       Director
                                       (Principal
                                       Executive
                                       Officer)


    /s/           *                    President and        May 20, 1997
    ---------------------------        Director
       Michael J. Yomazzo



   /s/            *                    Vice                 May 20, 1997
   ----------------------------        President/Finance
       Robert J. Bollo                 Chief Financial
                                       Officer
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)


   /s/            *                    Director             May 20, 1997
   ----------------------------
       Walter M. Fiederowicz


   /s/            *                    Director             May 20, 1997
   ----------------------------
       Joseph A. Fiorita, Jr.


    /s/           *                    Director             May 20, 1997
    ---------------------------
        Yukio Tagawa


   *By: /s/ Jeffrey P. Moonan                               May 20, 1997
       ------------------------
         Jeffrey P. Moonan
         as Attorney-In-Fact

                                  INDEX TO EXHIBITS




          Exhibit
          Number      Exhibit
          -------     -------



             1.1   -  Proposed form of Underwriting Agreement(2)
             4.1   -  Form of Indenture(2)
             4.2   -  Form of Convertible Subordinated Note(2)
             4.3   -  Form of Stock Certificate(1)
             5.1   -  Opinion of Reid & Priest LLP
             12.1  -  Statement Regarding Computation of
                      Ratio of Earnings to Fixed Charges(2)
             23.1  -  Consent of Deloitte & Touche LLP(2)
             23.2  -  Consent of Reid & Priest LLP
                      (Included in Exhibit 5.1)
             24.1  -  Power of Attorney(2)
             25.1  -  T-1 Statement of Eligibility
                      and Qualification under the Trust
                      Indenture Act of 1939 of
                      The Chase Manhattan Bank(2)


          ---------------------------

          (1) Filed as an exhibit to the Company's Registration Statement on Form S-1, File Number 33-11694, which was declared effective by the Commission on March 10, 1987, and incorporated herein by reference.


          (2)  Previously filed.